Exhibit 99.1

IMMEDIATE NEWS RELEASE

SCHMITT ANNOUNCES FY22 Q3 RESULTS AND STRATEGIC INTENTION TO FOCUS ON AMPLE HILLS CREAMERY

April 14, 2022	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) (the “Company” or “Schmitt”) today announced its results for the third quarter of fiscal year 2022. In addition, the Company announced its intention to focus on Ample Hills Creamery (“Ample Hills”) as its core business. This focus will enable Schmitt to accelerate its Ample Hills growth strategy while saving costs and focusing resources on Ample Hills as an independent company.

“The Board and I are excited about the potential for Ample Hills. Given this potential and in line with our long-term strategy to increase shareholder value, we believe a strategic focus on the Ample Hills business will allow us to accelerate growth,” said Michael R. Zapata, Executive Chairman, President and CEO of Schmitt. “Even in the seasonally slow months for the Ample Hills business we are seeing results from our increased focus,” Zapata added.

Ample Hills has signed four new leases, including the recently announced Upper West Side location in Manhattan, New York. The Company will provide further details on these new locations in the coming weeks and months as we move towards opening dates.

In conjunction with the focus on Ample Hills, Schmitt is announcing a strategic review of its Schmitt Measurement Systems (“SMS”) business lines based in Portland, Oregon.

“In line with the Board’s announcement, we are pursuing a strategic review of both the Xact and Acuity business lines,” said Mr. Zapata. ““The purpose of this review is to identify the right strategy and structure for each of the SMS businesses and ensure strong support for our employees, customers, and business partners - our business lines have done an incredible job navigating the challenges of the unprecedented Covid-19 environment, and we are committed to supporting their future potential as we explore the best vehicle for their continued success.”

Schmitt will provide further details when available on the transition plan. The full transition of Ample Hills and SMS is expected to take place in the 2022 calendar year.

FY22 3Q Earnings Highlights

Schmitt announced its operating results for the fiscal quarter ended February 28, 2022. Highlights and year-over-year changes include:

•	Consolidated revenues increased $180,469, or 10.8%, to $1,848,913.

•	Ice Cream Segment revenue increased $351,190, or 56.5%, to $972,920.

•	Gross margin increased to 50.7% for the three months ended February 28, 2022, as compared to 49.8% for the three months ended February 28, 2021.

•	Operating expenses decreased $12,491, or 0.4% to $3,323,159.

•	Operating loss was ($2,386,322) for the three months ended February 28, 2022, as compared to ($2,504,460) for the three months ended February 28, 2021.

•	Net loss was ($893,244), or ($0.24), per fully diluted share, for the three months ended February 28, 2022.

•	The Company finished the quarter with $1,999,241 in cash, as compared to $4,032,690 for the year ended May 31, 2021.

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

“Ample Hills continues to perform well with increased revenue performance on a same store basis. The team is driving forward with our growth plans and we are excited to continue to open new locations this year while bringing our unique and best in class ice cream to our fans and the neighborhoods we serve,” said Mr. Zapata.

“As we look ahead, I want to thank all of our Schmitt team members for their passion and commitment. We are excited for our business lines as we evaluate the best vehicles for each to maximize their potential and better serve our customers and business partners while enhancing value for our team and all stakeholders.”

Summary data for the three months ended February 28, 2022 and 2021:

	Three Months Ended
	February 28,				Change
	2022		2021		$	%
Net sales	$1,848,913	100.0%	$1,668,444	100.0%	$180,469	10.8%
Gross margin	50.7%	—	49.8%	—	—	—
Operating expenses	$3,323,159	179.7%	$3,335,650	199.9%	$(12,491)	(0.4%)
Net loss	$(893,244)	(48.3)%	$(2,419,797)	145.0%	$1,526,553	63.1%
Net loss per common share, diluted	$(0.24)	—	$(0.64)	—	$0.41	63.3%

Summary data for the nine months ended February 28, 2022 and 2021:

	Nine Months Ended
	February 28,				Change
	2022		2021		$	%
Net sales	$8,570,053	100.0%	$5,205,641	100.0%	$3,364,412	64.6%
Gross margin	57.8%	—	46.1%	—	—	—
Operating expenses	$11,630,580	135.7%	$8,674,379	166.6%	$2,956,201	34.1%
Net income (loss)	$249,629	2.9%	$(4,635,607)	(89.0%)	$4,885,236	105.4%
Net income (loss) per common share, diluted	$0.07	—	$(1.23)	—	$1.30	105.3%

Reconciliation of Adjusted EBITDA for the Three Months Ended February 28, 2022 and 2021:

	Three Months Ended February 28,
	2022	2021
Income (loss) before income taxes	$(884,976)	$(2,421,434)
Depreciation and amortization	106,851	120,647
Interest expense	8,232	5,400
EBITDA	$(769,893)	$(2,295,387)

Adjusted for:
Bargain purchase gain	—	(2,277)
Stock-based compensation	25,647	(82,936)
Adjusted EBITDA	$(744,246)	$(2,380,600)

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

Reconciliation of Adjusted EBITDA for the Nine Months Ended February 28, 2022 and 2021:

	Nine Months Ended February 28,
	2022	2021
Income (loss) before income taxes	$264,247	$(5,040,274)
Depreciation and amortization	401,448	307,732
Interest expense	37,811	12,854
EBITDA	$703,506	$(4,719,688)

Adjusted for:
Gain on sale of property and equipment	(4,598,095)	—
Bargain purchase gain	—	(1,187,235)
Stock-based compensation	95,016	168,435
Transaction fees and reorganization expenses	—	125,167
Adjusted EBITDA	$(3,799,573)	$(5,613,321)

Reconciliation of Adjusted Net loss and Non-GAAP EPS for the Three Months Ended February 28, 2022 and 2021:

	Three Months Ended February 28,
	2022	2021
Net loss	$(893,244)	$(2,419,797)
Adjusted for:
Bargain purchase gain	—	(2,277)
Stock-based compensation	25,647	(82,936)
Tax effect of adjustments	(6,412)	21,303
Adjusted loss (Non-GAAP)	$(874,009)	$(2,483,707)
Non-GAAP loss per fully diluted share	$(0.23)	$(0.66)

Reconciliation of Adjusted Net income (loss) and Non-GAAP EPS for the Nine Months Ended February 28, 2022 and 2021:

	Nine Months Ended February 28,
	2022	2021
Net income (loss)	$249,629	$(4,635,607)
Adjusted for:
Gain on sale of property and equipment	(4,598,095)	—
Bargain purchase gain	—	(1,187,235)
Stock-based compensation	95,016	168,435
Tax effect of adjustments	1,125,770	254,700
Adjusted loss (Non-GAAP)	$(3,127,680)	$(5,397,707)
Non-GAAP loss per fully diluted share	$(0.82)	$(1.44)

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

Use of Non-GAAP Financial Measures by Schmitt Industries

This release presents the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted net loss (Non-GAAP)”, and “Non-GAAP loss per fully diluted share.” The most directly comparable measure for these non-GAAP financial measures are net income and basic and diluted net income per share. The Company presents adjusted EBITDA after excluding the bargain purchase gain related to the Ample Hills acquisition, related transaction and re-organization expenses, income from discontinued product line and stock-based compensation.

About Schmitt Industries

Schmitt is a holding company owning subsidiaries engaged in diverse business activities. The Company was originally incorporated under the laws of British Columbia, Canada, in 1984 and was reincorporated under the laws of the State of Oregon in 1995. Schmitt’s operating businesses include propane tank monitoring solutions, precision measurement solutions and ice cream production and distribution. The Company operates as two reportable segments: the Measurement Segment and the Ice Cream Segment, which is comprised of Ample Hills Creamery, a beloved ice cream manufacturer and retailer based in Brooklyn, NY.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Michael R. Zapata, Executive Chairman, President and CEO Philip Bosco, CFO and Treasurer (503) 227-7908 or visit our website at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258